SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

/ /  Preliminary Proxy Statement
/_/  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
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/_/  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                     ASM INDEX 30 FUND, INC.

        (Name of Registrant as Specified In Its Charter)

           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     and 0-11.

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          applies:

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          applies:

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          computed pursuant to Exchange Act Rule 0-11 (set forth
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          state how it was determined):

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     filing by registration statement number, or the Form or
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     1)   Amount Previously Paid:

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                     ASM INDEX 30 FUND, INC.

                   15438 North Florida Avenue
                            Suite 107
                      Tampa, Florida  33613


            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD OCTOBER 30, 1997

To the stockholders of ASM Index 30 Fund, Inc.:

Notice is hereby given that a special meeting in lieu of an annual meeting of stockholders (the "Meeting") of the ASM Index 30 Fund, Inc., (the "Fund") will be held at the offices of the Fund, 15438 North Florida Avenue, Suite 107, Tampa, Florida 33613, on Thursday,
October 30, 1997 at 9:00 a.m. Eastern Time for the following purposes:

1.   To elect a Board of Directors of the Fund;

2. To ratify or reject the selection of Coopers & Lybrand LLP, Certified Public Accountants, as independent auditors of the Fund for the current fiscal year; and

3. To approve or disapprove a new Investment Management Agreement between the Fund and Vector Index Advisors, Inc., as set forth in Exhibit A and described under Proposal 2 of the attached
     Proxy Statement;

4. To consider and act upon any other business (none known as of the date of this Notice) which may legally come before the Meeting or any adjournment thereof.

Pursuant to the Fund's Bylaws, the Board of Directors has fixed the close of business on August 1, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at that time will be entitled to vote at the Meeting or any adjournment thereof.

                         By Order of the Board of Directors

                         S. CASH ULMER
                         Secretary

Tampa, Florida
Dated: September 30, 1997

             PLEASE RETURN YOUR PROXY CARD PROMPTLY
                     YOUR VOTE IS IMPORTANT
                NO MATTER HOW MANY SHARES YOU OWN


Stockholders are cordially invited to attend the Meeting in person. If you do not expect to attend the Meeting, please indicate your voting instructions on the enclosed proxy card(s), date and sign it, and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense of further solicitation, we ask your cooperation in mailing in your proxy promptly.

                     ASM INDEX 30 FUND, INC.
                         PROXY STATEMENT

                 Special Meeting of Stockholders
                        October 30, 1997

         SOLICITATION, REVOCATION AND VOTING OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of ASM Index 30 Fund, Inc. (the "Fund"). The solicitation is being made in connection with a Special Meeting of Stockholders (the "Meeting") of the Fund, to be held at the offices of the Fund, 15438 North Florida Avenue, Tampa, Florida 33613, on October 30, 1997 at 9:00 a.m. Eastern Time, and at any and all adjournments thereof. At the Meeting, the stockholders of the Fund are being asked to vote on the items listed on the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

     You may revoke your proxy at any time before it is exercised by delivering a written notice to the Fund expressly revoking your proxy, by signing and forwarding to the Fund a later-dated proxy, or by attending the Meeting and casting your votes in person. The Fund will request broker-dealer firms, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the shares of record held by such persons. The Fund may reimburse such broker-dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation. The cost of soliciting these proxies and any resolicitations will be borne by the Fund. In addition to solicitations by mail, some of the officers and employees of the Fund or its investment adviser without extra remuneration, may conduct additional solicitations by telephone, telegraph, and personal interviews. The Fund or its adviser may retain a firm to solicit proxies on behalf of the Fund, the fee for which will be borne by the Fund, if such solicitation is necessary to obtain a quorum or approve items one or two, or by the adviser if such solicitation is for the purpose of approving item three. It is expected that this proxy statement will be first mailed to stockholders on or about September 30, 1997.

     A majority of the shares of the Fund entitled to vote at the meeting constitutes a quorum for the transaction of business at the Meeting. Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the Proposals presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting. Election of Directors as described in Proposal 1 requires the approval of a plurality of votes cast at the Meeting. Approval of Proposal 2 requires the approval of a majority of the votes cast at the Meeting. Approval of Proposal 3 requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund. Under the Investment Company Act of 1940, as amended (the "1940 Act"), this means that to be approved, Proposal 3 must receive the affirmative vote of the lesser of (i) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy or (ii) more than 50% of the outstanding voting securities of the Fund. Under Maryland law and the 1940 Act, abstentions and broker non-votes will be treated as votes not cast and, therefore, will not be counted for purposes of determining whether matters to be voted upon at the Meeting have been approved.

     The proxyholders will vote as directed all proxies received that are duly executed. It is the present intention that, absent contrary instructions, proxies executed without instructions will be voted: FOR the election as Directors of the Fund of the nominees named hereinafter, but the proxyholders reserve full discretion to cast votes for other persons selected by the disinterested directors of the Fund in the event any nominee is unable to serve; FOR the ratification of selection of Coopers & Lybrand, LLP as independent auditors for the Fund for the current fiscal year; FOR the approval of a new Investment Management Agreement between the Fund and Vector Index Advisers, Inc.; and, in the discretion of the proxyholders, upon such other business not now known or determined as may legally come before the Meeting.

                          VOTING RIGHTS

     Only stockholders of record at the close of business on August 1, 1997 are entitled to vote at the Meeting or any adjournment thereof. Stockholders are entitled to cast one vote for each full share, and a fractional vote for each fractional share held on the record date. All voting rights are non-cumulative. On August 1, 1997, the number of shares of the Fund outstanding was 2,262,241.540.

                          INTRODUCTION

     Under Maryland law and the 1940 Act, the Fund generally is not required to hold an annual meeting. However, an annual meeting of the Fund's stockholders has not been held since April 15, 1992. The Board of Directors of the Fund (the "Board") has therefore determined that it is appropriate to hold the Meeting to permit stockholders to vote on several matters, including the re-election of the Board, the ratification of the appointment of an independent accounting firm, and the approval of a new advisory agreement. Each Proposal is discussed further in this Proxy Statement. Under present expense limitation provisions in effect for the Fund, the Board believes no Proposal will result in any increase of expenses allocable to the current stockholders of the Funds.

                     YOUR VOTE IS IMPORTANT.
                  PLEASE VOTE ON EACH PROPOSAL.
   PLEASE RETURN YOUR PROXY CARDS PROMPTLY NO MATTER HOW MANY
                         SHARES YOU OWN.

     If you hold shares in more than one account, and therefore receive more than one proxy card, please return all cards you receive.

                           PROPOSAL 1:
                      ELECTION OF DIRECTORS

     The current Board of Directors consists of the five persons nominated for election at this Meeting. The nominees include the Fund's four current independent Directors. Each person elected as Director will serve until the next meeting held for the purpose of electing Directors and until his successor is elected and qualified. All of the nominees have consented to serve as Directors. However, if any nominee is not available for election at the time of the Meeting, the proxyholders may vote for any other person nominated by the current Directors, or may refrain from electing or voting to elect anyone to fill the position.

     The following table shows each nominee who is standing for election and his age, principal occupation or employment during the past five years and other directorships. The table also shows the year in which the nominee was elected to the Board of Directors of the Fund.

                                         Shares/Percentage
                                         Beneficially
Name, Age and Five-Year     Length of    Owned as of
Business Experience         Service      August 1, 1997

STEVEN H. ADLER (59)<F1>    Director      0
Director and President      Since 1991
Chairman and President
Vector Index Advisors,
Inc. (1991-present).

JEROME P.
 FELTENSTEIN (62)           Director      3,952.98 / 0.175%
Director                    Since 1993
Chief Executive Officer,
Rain Men, USA, Inc.
(9/95-present); Chief
Executive Officer,
American Business
Associates (5/82-4/95).

W. KEITH SCHILIT (43)       Director      0
Director                    Since 1993
Professor, University
of South Florida (1985-
present); Principal,
Catalyst Ventures
(1985-present); Director,
Dataflex (3/97-present).

DANIEL CALABRIA (61)        Director      108.47% / .005%
Director                    Since 1996
Retired; private investor
consultant (2/95-present);
formerly Executive Vice
President, Wm. R. Hough
& Co. (6/93-1/95);
formerly President,
Templeton Funds
Management Corp. (6/86-
11/92); Trustee, The Idex
Mutual Funds (3/96-
present); Trustee, The
Florida Tax Free Funds
(12/93-present).

ARTHUR SALZFASS (62)        Director      0
Director                    Since 1997
Consultant, Micro Info
(11/84-present);
President (nonsalaried),
Rutledge Books, Inc.
(5/97-present); Chief
Operating Officer, Honi-
corp, Inc. (10/94-6/95);
Chief Executive Officer
and President, U.S.
Fibercom, Inc. (10/93-
6/94); Director, SBM,
Inc. (6/92-Present).

<F1> An "interested person" (as defined in the 1940 Act) of the
     Fund.

     Currently, the Funds pay independent Directors fees of $1,000 per quarterly meeting, plus $500 for each special meeting attended. During the fiscal year ended October 31, 1996, fees to all Directors and reimbursements for expenses related to attendance at Board meetings totalled $20,266. During the last fiscal year, there were five meetings of the Board of Directors. All of the Directors attended at least 75% of such meetings.

                           COMPENSATION TABLE

                               Pension              Estimated
               Aggregate       or Retirement        Annual
               Compensation    Benefits Accrued as  Benefits
               During          Part of Fund         Upon
Director       Fiscal 1996     Expenses             Retirement
Steven H.
 Adler         none            none                 none

Jerome P.
 Feltenstein   $6,500          none                 none

W. Keith
 Schilit       $6,500          none                 none

Daniel
 Calabria      $5,000          none                 none

Arthur
 Salzfass      N/A             N/A                  N/A

     The Board has established one committee, an Audit Committee consisting of those Directors who are not interested persons.
During fiscal 1996, the Audit Committee met one time, and all members attended such meeting.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

                             *  *  *  *

                             PROPOSAL 2:
             RATIFICATION OF THE SELECTION OF AUDITORS

     The Board has selected Coopers & Lybrand, LLP to serve as independent accountants to audit the financial statements of the Fund for the fiscal year ending October 31, 1997. Coopers & Lybrand LLP has advised the Fund that neither it, nor any of its members, has any other relationship with the Fund, and that none of them has any direct or indirect financial interest in the Fund. No representative of Coopers & Lybrand, LLP is expected to be present at the Meeting.

     This firm has acted as auditors for the Fund for the fiscal year ended October 31, 1996. The selection of Coopers & Lybrand, LLP was based upon the skill and expertise of that firm in the specialized area of investment company accounting, reflected in its national practice in this field. Pursuant to the terms of an order of the U.S. Securities & Exchange Commission, the selection of the accountants for the Fund is committed to the discretion of the Directors who are not interested persons of the Fund or Vector. Prior to fiscal year 1996, the Fund retained the firm of Hacker & Johnson as its independent accountant. The determination to retain Messrs. Coopers & Lybrand, LLP did not result from any dispute or disagreement with the former accountant.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
     RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND
                   LLP AS THE FUND'S AUDITOR.

                           *  *  *  *

                           PROPOSAL 3:
      TO APPROVE AN INVESTMENT MANAGEMENT AGREEMENT
                          FOR THE FUND

Introduction

     Vector Index Advisors, Inc., 15438 North Florida Avenue,
Tampa, Florida, has provided investment management services to the Fund since the Fund's inception. The Fund is presently the only client of Vector. On April 15, 1992, the stockholders of the Fund approved an investment management agreement (the "1992
Agreement") between the Fund and Vector. The 1992 Agreement had an initial term of two years ending April 15, 1994, and could be extended annually thereafter. In March 1994, the 1992 Agreement was continued for an additional year ending April 15, 1995, by unanimous action of the Board, including the independent
Directors of the Fund. However, the 1992 Agreement was not effectively continued by the Fund before April 15, 1995 because certain actions of the Board did not comply with technical requirements of Section 15(c) of the 1940 Act, and therefore the 1992 Agreement expired by its terms on that date.

     Nevertheless, Vector has continued to provide investment management services to the Fund without interruption and without compensation since April 15, 1995, and proposes to continue to provide such services. The Board of Directors of the Fund has been advised by the Fund's counsel that the Fund may accept such services without payment of compensation to Vector under applicable provisions of the 1940 Act.

     Under the 1940 Act, no person or entity may act as the "investment advisor" to a registered investment company (such as the Fund) for compensation, unless such services are provided and applicable fees are paid pursuant to an effective written advisory agreement approved as required under the 1940 Act. Counsel has advised the Board that, in circumstances such as those present here, the terms of the 1940 Act do not treat as an "investment advisor" a person or entity which is not compensated for providing investment advisory services. Therefore, the Fund does not deem Vector to be an "investment advisor" to the Fund as that term is defined in the 1940 Act, although it has provided such services to the Fund, because it has not retained any fee for such services. Specifically, Vector has not retained any investment advisory fees from the Fund for any period on or after April 15, 1995, because it has had in effect prior to and during that period a commitment to the Fund that Vector would waive its management fee under the 1992
Agreement, and in fact has made voluntary payments to the Fund of additional amounts, to the extent required to reduce the operating expenses of the Fund to specified levels.

     In fact, despite the expiration of the 1992 Agreement, Vector committed in writing to the Fund that it would: (i) continue to provide the Fund with the investment management services called for under the 1992 Agreement, and (ii) would continue to honor its expense limitation commitments to the Fund even though the 1992 Agreement was not in effect.

Comparison of the New Management Agreement and Former Management
Agreement

     Vector has now proposed to the Board of Directors of the Fund that the Board and the stockholders of the Fund approve a new investment management agreement between the Fund and Vector (the "New Agreement"). The terms of the New Agreement generally are the same as the terms of the 1992 Agreement, except as set forth below.

     The most significant difference between the 1992 Agreement and the New Agreement is the compensation provision. The 1992 Agreement provided for compensation of Vector at an annual rate of 0.60 of 1% of the Fund's net assets. The New Agreement provides for compensation to Vector at an annual rate of 0.18 of 1% of the Fund's net assets. However, Vector has committed to the Fund in writing that it will continue its present voluntary agreement to waive its fee and to reimburse the Fund for expenses incurred in excess of 0.18% of the Fund's net asset value during the present fiscal year ending October 31, 1997.

     The New Agreement, if and when approved, will bear a new date. It will also eliminate references to state expense limitations provisions, which are no longer required because the National Securities Market Improvement Act of 1996 precludes states from imposing such limitations. The present expense limitation provision which Vector has extended to the Fund "caps" Fund expenses at a level lower than the lowest such limitation.

     Other terms of the proposed New Management Agreement are as follows:

Advisory Services. The New Agreement provides that Vector will provide professional investment management with respect to the investment of the assets of the Fund, and will supervise and arrange the purchase and sale of securities held in the portfolio of the Fund and generally administer the affairs of the Fund. Vector will decide what securities will be purchased or sold by the Fund, and when. Vector also will arrange for the purchase and sale of securities held in the portfolio of the Fund by placing purchase and sale orders for the Fund.

     The New Agreement also provides that Vector will manage the affairs of the Fund, including: maintaining the Fund's books and records; overseeing the Fund's insurance relationships; preparing the Fund's proxy materials and other regulatory filings; preparing required "blue sky" filings; responding to shareholder communications directed to Vector; and overseeing all relationships between the Fund and its other service providers.

Expenses. The New Agreement provides that Vector will furnish the Fund with all office space, facilities, and equipment and clerical personnel necessary for carrying out Vector's duties under the Agreement. Vector will pay the compensation of all Directors, officers and employees of the Fund who are affiliated with Vector. The Fund will pay all other expenses to the extent that such expenses are not covered by the expense cap described above.

Limitation of Liability. The New Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") on the part of Vector (and its officers, directors, agents, employees, or controlling persons, shareholders and any other persons or entity affiliated with Vector) will not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which the Agreement related, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Fund will indemnify Vector (and its officers, directors, agents, employees, or controlling persons, shareholders and any other person or entity affiliated with Vector) from any liability arising from Vector's conduct under the Agreement to the extent permitted by law.

Term. If approved by the stockholders of the Fund, the New Agreement will become effective on the Meeting date, and will have an initial term ending on September 17, 1999. Thereafter, the New Agreement will be continued from year to year, provided that its continuation is specifically approved at least annually:
(a) by a vote of the holders of a majority of the outstanding shares of the Fund, or by the Board of Directors, and (b) by a vote of a majority of the Directors who are not parties to the Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

Termination; Assignment. The New Agreement provides that it may be terminated without penalty upon 60 days' written notice by Vector, by the Directors of the Fund, or by the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act). Also, the New Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act).

Evaluation of the New Management Agreement by the Board of Directors of the Fund

     The Board met on May 23 and June 5, 1997 to consider the New Agreement. In evaluating the New Agreement, the Board requested and reviewed various materials, including materials furnished by Vector. These materials included information regarding Vector and its personnel, operations, financial condition and investment philosophy. Vector also provided information regarding the performance records and expenses of other mutual funds managed with investment objectives and policies similar to those of the Fund. The Board of Directors also considered differences between the terms of the New Management Agreement and the terms of the 1992 Agreement. The Board noted that the fee payable to Vector under the New Agreement will be set at a rate which is lower than the rate of the fee set under the 1992 Agreement.

     Also in connection with approval of the New Agreement, the Directors met with officers of Vector. During these meetings, personnel from Vector were available to discuss operations of Vector and to answer questions concerning the proposed investment management arrangement. In addition, the independent Directors of the Fund were advised by counsel regarding their fiduciary duties in connection with their consideration of the proposed arrangements.

     The Board of Directors, in reviewing the proposal that the Fund retain Vector to continue providing investment management services to the Fund, considered a number of factors including:
the investment performance of Vector, the employment of Steven Adler and other personnel by Vector, Vector's ability to provide a stable financial environment for the advisory operations and the Fund; and Vector's commitment to maintain the current operating expense levels of the Fund. Each of the Directors placed different weight on the various factors during their evaluations.

     Vector's commitment to the current expense limitation will continue in effect after the effectiveness of the New Agreement, and will remain in effect through the end of the initial two year term of the New Agreement.

     The Directors concluded that, based upon the foregoing, in their judgment it would be in the best interest of the Fund and its stockholders, to cause the Fund to enter into the New Agreement with Vector. The Board unanimously approved the New Agreement.

Information About Vector Index Advisors, Inc.

     For the fiscal year ended October 31, 1996, Vector was not entitled to any fees, and reimbursed the Fund for expenses in the amount of $89,199. The expenses of the Fund for the fiscal year ended October 31, 1996 after fee waivers and expenses assumed totalled 1.86% of the Fund's average net assets. If fee waivers and expense limitations had not been in effect during the current fiscal year ending October 31, 1997, expenses through August 31, 1997 would have been $326,535, and the expense ratio would have been 1.38%.

     Vector is a Florida corporation organized on February 23, 1990, with principal offices at 15438 North Florida Avenue, Suite 107, Tampa, Florida 33613. Steven H. Adler is Chairman, President and CEO of Vector, and owns 50.43% of Vector. The following table provides information about the current directors and principal officers of Vector:

Name and                Position
Address                 with Vector           Principal Occupation
Steven H. Adler<F1>     Chairman, President   Vector Index Advisers,
15438 North Flor-       and CEO               (Chairman, President
 ida Avenue                                   CEO and portfolio
Suite 107                                     Manager, 2/90-present;
Tampa, FL  33613                              ASM Index 30 Fund, Inc.
                                              (formerly known as ASM
                                              Fund, Inc.) (Director
                                              and President), 7/90-
                                              present.

Gene F. Mag             Director              Executive Options,
304 Old Mill Pond Rd.                         Inc. (President, executive
Palm Harbor, FL  34683                        recruitment service),
                                              4/91-present.

Edward Semlitz          Director              Retired; Sunstate
903 Guisando de Avila                         Courier, Inc. (President,
Tampa, FL  33613                              bank courier service),
                                              10/81-4/94.

S. Cash Ulmer<F1>       Vice President        Vector Index Advisers,
15438 North Flor-       and Compliance        Inc. (Vice President
 ida Avenue             Officer               and Compliance
Suite 107                                     Officer), 3/97-pres-
Tampa, FL  33613                              ent.

<F1> Indicates persons who are also directors and/or officers of the Fund.

     Mr. Mag and Mr. Semlitz own 2.74% and 4.48% of Vector, respectively. Mr. Irwin M. Leibowitz, a shareholder of Vector, owns 5.55% of Vector.

     Mr. Adler has been primarily responsible for the day-to-day management of the Fund since its inception.

Regulatory Matters/SEC Proceeding

     During the Fund's fiscal year ending October 31, 1994, Vector had voluntarily agreed to reimburse the Fund for certain expenses that exceeded the Fund's expense cap in place during that period. Although Vector did reimburse the Fund for expenses that exceeded the cap during that period, Vector did not reimburse on a timely basis in accordance with the 1940 Act rules and rules under the Investment Advisers Act of 1940. In 1996 the SEC, issued an order (the "Order") to Vector and Steven H. Adler, president of Vector (and a director of the Fund), which instructed Vector and Mr. Adler to pay a fine and to take certain measures to assure that such an oversight would not occur again.

     Under the Order Vector agreed, among other things, to hire an independent consultant to complete a thorough exam of Vector and its operations, and to obtain a report of the findings of the consultant. Vector retained the Fund's legal counsel to conduct the examination of Vector. Counsel delivered its report (the "Report") to the SEC, to the Fund's Board of Directors, and to Vector on March 14, 1997.

     The Report made a number of suggestions to Vector concerning areas of its operations in which Vector should adopt or improve its procedures so as to improve the protection provided to the Fund and the assets of the Fund. Vector has adopted and implemented all the recommendations set forth in the Report.

     The Report also highlighted an issue which Vector is in the process of addressing. In fiscal year 1993, pursuant to advice from the Fund's then independent accountants, the Fund concluded that it had qualified under subchapter M of the Internal Revenue Code of 1986 (the "Code"). Vector and the Fund are still in the process of examining whether the Fund did qualify under that provision of the Code in that year. If the Fund did not qualify, then it may be required to pay additional taxes under the Code. However, if it is concluded that the Fund has an additional tax liability, the determination will not adversely affect the Fund, as Vector has already committed in writing to the Fund that Vector will pay whatever taxes (including interest and penalties, if any) which the Fund may owe, and therefore it is anticipated that there will be no adverse impact upon the Fund.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                    STOCKHOLDERS VOTE TO APPROVE THE NEW
                      MANAGEMENT AGREEMENT WITH VECTOR.

                               *  *  *  *

Principal Underwriter and Administrator

     The Fund acts as its own distributor.  Mutual Funds Services
Co., 6000 Memorial Drive, Dublin, Ohio 43017 is the Fund's
Administrator.

             INFORMATION ABOUT OWNERSHIP OF SHARES OF THE FUND

Holders of Fund Shares

     From time to time, the number of shares of the Fund held in "street name" accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding. To the knowledge of the Fund, according to its records, the only other entities holding beneficially more than 5% of each Portfolio's outstanding shares of stock as of August 1, 1997 are:

     1.  Valley Fresh Distributing, Inc.         16,447.37 shares
         P.O. Box 1089
         Center, CO 81125

     2.  Diana Engelhorn Trust, DTD 7/10/96      24,852.55 shares
         Anthony Williams, TTEE
         c/o Coudert Brothers
         1114 Avenue of the Americas
         New York, NY  10036-7703

     3.  Diana Engelhorn Trust, DTD 7/10/96      24,800.21 shares
         Anthony Williams, TTEE
         c/o Coudert Brothers
         1114 Avenue of the Americas
         New York, NY  10036-7703


                              GENERAL MATTERS

     The Board does not intend to bring any matters before the Meeting other than the proposals described above, and the Board is not aware of any other matters to be brought before the Meeting or any adjournments thereof by others. If any other matters legally come before the Meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the best judgment of the persons named in said proxy.

     In the event that sufficient votes in favor of the proposals set forth in the Notice of Annual Meeting of Stockholders are not received by the date of the Meeting, the proxyholders may propose one or more adjournments of the Meeting for a period or periods of not more than sixty (60) days in the aggregate to permit further solicitation of proxies, even though a quorum is present. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question, in person or by proxy, at the session of the Meeting to be adjourned. Proxies which are instructed to be voted against the matters to be considered at the Meeting when it reconvenes will be voted against a proposal to adjourn.

     Fund Name Change. The New Management Agreement also reflects a change in the name of the Fund to "ASM Index 30 Fund, Inc." The name change was unanimously approved by the Fund's Board of Directors at a meeting held on March 20, 1997. The Fund's name was changed to strengthen its identity with its investment objective, policies and strategy.

Fundamental Investment Policy. At the continuance of the March 20, 1997 Board meeting, which was held on May 23, 1997, the Board of Directors unanimously approved changing to a fundamental policy the Fund's non-fundamental policy limiting Fund investments to the thirty (30) companies that comprise the Dow Jones Industrial Average. The Boards believes that this change also reflects the Fund's intended investment strategies and philosophies.

Stockholder Proposals

     The Meeting is an annual meeting of stockholders. The Fund is not required to, nor does it intend to, hold regular annual meetings of its stockholders. Any stockholder who wishes to submit a proposal for consideration at the next meeting of stockholders, when and if such a meeting is called, should submit such proposal promptly to the Fund.

Reports to Stockholders and Financial Statements
[paragraph to be typeset in italics:]
     The Annual Report to Stockholders of the Fund, including audited financial statements of the Fund for the fiscal year ended October 31, 1996, and the Semi-Annual Report to Stockholders for the period ended April 30, 1997, are available from the Fund. The Annual Report and Semi-Annual Report should be read in conjunction with this Proxy Statement, but are not part of the proxy soliciting material. A copy of the Annual and Semi-Annual Reports may be obtained from the Fund, without charge, by contacting the Fund in writing at the address on the cover of this Proxy Statement, or by calling 1-800-445-2763.

                         Respectfully Submitted,

                         S. CASH ULMER
                         Secretary

Tampa, Florida
Dated:  September 30, 1997


            STOCKHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN
               PERSON ARE REQUESTED TO FILL IN, DATE AND SIGN
                 THE PROXY AND RETURN IT PROMPTLY IN THE
                          ENCLOSED PREPAID ENVELOPE.

                 WHEN SIGNING AS ATTORNEY, EXECUTOR,
             ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE
          YOUR FULL TITLE AS SUCH. WHERE STOCK IS HELD JOINTLY,
                     BOTH SIGNATURES ARE REQUIRED.


                           ASM INDEX 30 FUND, INC.
             SPECIAL MEETING OF STOCKHOLDERS - October 30, 1997

The undersigned hereby revokes all previous proxies for his or her shares and appoints Steven H. Adler and S. Cash Ulmer and each of them,with full power of substitution, proxies of the undersigned to vote all shares of ASM Index 30 Fund, Inc. (the "Fund"), which the undersigned is entitled to vote at the Special Meeting to be held at 15438 North Florida Avenue, Suite 107, Tampa, Florida 33613, at
9:00 a.m. Eastern time on the 30th day of October, 1997, including any adjournment thereof, upon such business as may properly be brought before the Meeting.


NO. 1     Election of Directors
          /_/  FOR all nominees listed below  /_/ WITHHOLD AUTHORITY
               (except as marked to the           to vote for
               contrary below)                    all nominees listed
                                                  below

NOTE: To withhold authority to vote for any individual nominee, strike a line through the name of the nominee in the list below.

          Steven H. Adler, W. Keith Schilit, Arthur Salzfass
          Jerome P. Feltenstein, Daniel Calabria

NO. 2 Ratification of the selection of Coopers & Lybrand LLP, as the independent auditors for the Fund for the fiscal year ending October 31, 1997.

          FOR     AGAINST   ABSTAIN
          /_/     /_/       /_/

NO. 3 Approval of the New Investment Management Agreement between the Fund and Vector Index Advisers, Inc.

          FOR     AGAINST   ABSTAIN
          /_/     /_/       /_/


NO. 4 Authority to consider and act upon any other business which may legally come before the Meeting or any adjournment thereof.

          GRANT    WITHHOLD
          /_/      /_/

          PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING
          ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE U.S.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
          DIRECTORS. IT WILL BE VOTED AS SPECIFIED.  IF NO
          SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED
          IN FAVOR OF EACH LISTED PROPOSAL (INCLUDING ALL
          NOMINEES FOR DIRECTORS).  IF ANY OTHER MATTERS
          PROPERLY COME BEFORE THE MEETING, AUTHORIZATION IS GIVEN THE PROXY HOLDERS TO VOTE IN ACCORDANCE WITH THE VIEWS OF MANAGEMENT THEREON. MANAGEMENT IS NOT AWARE OF ANY SUCH MATTERS.

               Dated:    ___________________________

                         ___________________________
                         Signature

                         ___________________________
                         Signature


Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder must sign.


                         ASM INDEX 30 FUND, INC.
                          MANAGEMENT AGREEMENT

  AGREEMENT made this      day of November, 1997, by and between ASM
INDEX 30 FUND, INC. (the "Fund'), a Maryland corporation, and
VECTOR INDEX ADVISORS, INC. (the "Manager"), a Florida corporation.

                                 WITNESSETH:

  In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

  1.  In General.
      The Fund hereby appoints the Manager to act as investment adviser. The Manager agrees, all as more fully set forth herein, to provide professional investment management with respect to the investment of the assets of the Fund and to supervise and arrange the purchase and sale of securities held in the portfolio of the Fund and generally administer the affairs of the Fund.

  2. Duties and Obligations of the Manager with respect to Management of the Fund.

      (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Directors of the Fund, the Manager shall:

         (i) Decide what securities shall be purchased or sold by the Fund and when; and

         (ii) Arrange for the purchase and sale of securities held in the portfolio of the Fund by placing purchase and sale orders for the Fund.

      (b) Any investment purchases or sales made by the Manager shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Act and of any rules or regulations in force thereunder; (2) any other applicable provisions of law;
          (3) the provisions of the Articles of Incorporation and By-Laws of the Fund as amended from time to time; (4) any policies and determinations of the Board of Directors of the Fund; and (5) the fundamental policies of the Fund, as reflected in its registration statement under the Act, or as amended by the shareholders of the Fund.

      (c) The Manager shall also administer the affairs of the Fund and, in connection therewith, shall be responsible for (i) maintaining the Fund's books and records, (other than financial or accounting books and records maintained by the Fund's custodian or transfer agent);
          (ii) overseeing the Fund's insurance relationships;
          (iii) preparing for the Fund (or assisting counsel and/or auditors in the preparation of) all required tax returns, proxy statements and reports to the Fund's shareholders and Directors and reports to and other filings with the Securities and Exchange Commission and any other governmental agency (the Fund agreeing to supply or cause to be supplied to the Manager all necessary financial and other information in connection with the foregoing); (iv) preparing such applications and reports as may be necessary to register or maintain the Fund's registration and/or the registration of the shares of the Fund under the securities or "blue sky" laws of the various states selected by the Fund's Distributor (the Fund agreeing to pay all filing fees or other similar fees in connection therewith); (v) responding to all inquiries or other communications of shareholders, if any, which are directed to the Manager, or if any such inquiry or communication is more properly to be responded to by the Fund's custodian, transfer agent or accounting services agent, overseeing their response thereto; (vi) overseeing all relationships between the Fund and its custodian(s), transfer agent(s) and accounting services agent(s), including the negotiation of agreements and the supervision of the performance of such agreements; and (vii) authorizing and directing any of the Manager's directors, officers and employees who may be elected as Directors or officers of the Fund to serve in the capacities in which they are elected. All services to be furnished by the Manager under this Agreement may be furnished through the medium of any such directors, officers or employees of the Manager.

      (d) The Manager shall give the Fund the benefit of its best judgment and effort in rendering services hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Manager (and its officers, directors, agents, employees, controlling persons, shareholders and any other persons or entity affiliated with the Manager) the Manager shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement related, except to the extent specified in
          Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Fund shall indemnify the Manager (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Manager) from any liability arising from the Manager's conduct under this Agreement to the extent permitted by the Articles of Incorporation and applicable law.

      (e) Nothing in this Agreement shall prevent the Manager or any affiliated person (as defined in the Act) of the Manager from acting as investment adviser or manager and/or principal underwriter for any other person, firm or corporation and shall not in any way limit or restrict the Manager or any such affiliated person from buying, selling or trading any securities for its or their own accounts or the accounts of others for whom it or they my be acting, provided, however, that the Manager expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

      (f) It is agreed that the Manager shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act or the Securities Act of 1933 except for information supplied by the Manager for inclusion therein.

  3.  Broker-Dealer Relationships.
      In connection with its duties set forth in Section 2(a) (ii) of this Agreement to arrange for the purchase and the sale of securities held by the Fund by placing purchase and sale orders for the Fund, the Manager shall select such broker-- dealers ("brokers") as shall, in the Manager's judgment, implement the policy of the Fund to achieve "best execution", i.e., prompt and efficient execution at the most favorable securities price. In making such selection, the Manager is authorized to consider the reliability, integrity and financial condition of the broker. The Manager is also authorized to consider whether the broker provides brokerage and/or research services to the Fund and/or other accounts of the Manager. The commissions paid to such brokers, may be higher than another broker would have charged if a good faith determination is made by the Manager that the commission is reasonable in relation to the services provided, viewed in terms of either that particular transaction or the Manager's overall responsibilities as to the accounts as to which it exercises investment discretion. The Manager shall use its judgment in determining that the amount of commissions paid are reasonable in relation to the value of brokerage and research services provided and need not place or attempt to place a specific dollar value on such services or on the portion of commission rates reflecting such services or on the portion of commission rates reflecting such services. To demonstrate that such determinations were in good faith, and to show the overall reasonableness of commissions paid, the Manager shall be prepared to show that commissions paid (i) were for purposes contemplated by this Agreement; (ii) provide lawful and appropriate assistance to the Manager in the performance of its decision-making responsibilities; and (iii) were within a reasonable range as compared to the rates charged by qualified brokers to other institutional investors as such rates may become known from available information. The Fund recognizes that, on any particular transaction, a higher than usual commission may be paid due to the difficulty of the transaction in question. The Manager also is authorized to consider sales of shares as a factor in the selection of brokers to execute brokerage and principal transaction, subject to the requirements of "best execution", as defined above.

  4.  Allocation of Expenses.
      The Manager agrees that it will furnish the Fund, at the Manager's expense, with all office space and facilities, and equipment and clerical personnel necessary for carrying out its duties under this Agreement. The Manager will also pay all compensation of all Directors, officers and employees of the Fund who are affiliated persons of the Manager. All costs and expenses not expressly assumed by the manager under this agreement shall be paid by the Fund, including, but not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses of its Directors other than those affiliated with the Manager; (v) legal and audit expenses; (vi) fees and expenses of the Fund's custodian, shareholder servicing or transfer agent and accounting services agent; (vii) expenses incident to the issuance of its shares, including stock certificates and issuance of shares on the payment of, or reinvestment of, dividends; (viii) fees and expenses incident to the registration or qualification under Federal or state securities laws of the Fund or its shares; (ix) expenses of preparing, printing and mailing reports, notices, proxy material and prospectuses to shareholders of the Fund; (x) all other expenses incidental to holding meeting of the Fund's shareholders; (xi) dues or assessments of or contributions to the Investment Company Institute or any successor or other industry association; (xii) such non-recurring expenses as may arise, including litigation affecting the Fund and the legal obligations which the Fund may have to indemnify its officers and Directors with respect thereto; and (xiii) all expenses which the Fund agrees to bear in any distribution agreement or in any plan adopted by the Fund pursuant to Rule 12b-1 under the Act.

      Organizational expenses will be borne by the Fund. It is agreed that these expenses are to be deferred and amortized over a five year period from the commencement of operations utilizing the straight-line method of amortization.

  5.  Compensation of the Manager.
      (a) The Fund agrees to pay the Manager and the Manager agrees to accept as full compensation for all services rendered by the Manager as such, an annual management fee, payable monthly and computed on the value of the net assets of the Fund as of the close of business each business day at the annual rate of 0.08 of 1% of such net assets of the Fund.

  6.  Duration and Termination.
      (a) This Agreement shall go into effect on the date set forth above and shall, unless terminated as hereinafter provided, continue in effect until 1999 and thereafter from year to year, but only so long as such continuance is specifically approved at least annually by the Fund's Board of Directors, including the vote of a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Fund.

      (b) This Agreement may be terminated by the Manager at any time without penalty upon giving the Fund sixty (60) days' written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Manager sixty (60) days' written notice (which notice may be waived by the Manager), provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of its Directors in office at the time or by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined in the Act).

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by duly authorized persons and their seals to be hereunto affixed, all as of the day and year first above written.

                         ASM INDEX 30 FUND, INC.

                         By:

ATTEST:


                         VECTOR INDEX ADVISORS, INC.

                         By:

ATTEST: